                                                                    EXHIBIT 10.2


                           RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT is made between Stuart A. Tanz (the "Employee") and Pan Pacific Retail Properties, Inc. (the "Company") as of _____________, 2001.

                                    RECITALS

          (1) Pursuant to the Company's 2000 Stock Incentive Plan, the Company has granted to Employee an award of 100,000 shares of common stock of the Company (the "Shares") effective as of January 1, 2001 (the "Effective Date").

          (2) As a condition to Employee's grant of the Shares, Employee must execute this Restricted Stock Agreement (this "Agreement"), which sets forth the rights and obligations of the parties with respect to the Shares.

     1.   Forfeiture; Vesting.

          (a) If Employee's employment or consulting relationship with the Company is terminated for any reason other than (i) by the Company without "cause" (as defined in the Amended and Restated Employment Agreement between Employee and the Company, dated as of August 14, 2000 (the "Employment Agreement")), or (ii) by Employee for "good reason" (as defined in the Employment Agreement), including, but not limited to, for cause, death, or disability, all unvested Shares as of the date of such termination shall immediately be forfeited and shall be transferred to the Company; provided that as to Shares that would have vested at the subsequent Vesting Date (as hereinafter defined), such Shares shall vest on a prorated basis based on the number of days elapsed from the prior Vesting Date through the date of termination and rounding down to the nearest Share, provided that the Company has met the requisite Performance Goal (as hereinafter defined).

          (b) Subject to Subsections 1(c), (d) and (e), the Shares issued hereunder shall become vested over five (5) years in twenty percent installments on each anniversary of the Effective Date (each such anniversary, a "Vesting Date" and each twelve-month period between the Effective Date and the first Vesting Date, or the twelve-month period between Vesting Dates, a "Vesting Period"), conditioned upon (i) Employee's continued employment as of each such Vesting Date and (ii) the Company achieving its Performance Goal (as hereinafter defined).

          (c) Notwithstanding Subsection 1(b), upon the attainment of the Performance Goal for a particular Vesting Date, twenty percent of the Shares (assuming Employee's continued employment as of such Vesting Date) shall become vested.

          (d) Any unvested Shares subject to vesting on a prior Vesting Date shall become vested on a subsequent Vesting Date if the Company has met the Performance Goal, measured on a cumulative average basis, for each of the prior Vesting Dates.

               For example, if on the first and second Vesting Dates, the Performance Goal for each of these Vesting Dates is not met, the Shares subject to vesting on each of these

Vesting Dates (20% of the Shares per Vesting Date) will remain unvested. If, on the third Vesting Date, the Performance Goal for this Vesting Date is met, the Shares subject to vesting on this Vesting Date (20% of the Shares) will vest. In addition, if on the third Vesting Date (i) the Company's cumulative average increase in Funds From Operations ("FFO") growth per share for the three prior Vesting Periods is in the top 1/3 of the cumulative average increase in FFO growth per share for the three prior Vesting Periods of the companies listed on Schedule A, or (ii) the Company's cumulative average Total Return (as hereinafter defined) for the three prior Vesting Periods is in the top 1/3 of the cumulative average Total Return for the three prior Vesting Periods of the companies listed on Schedule A, the unvested Shares subject to Vesting on the first and second Vesting Dates will become vested.

               "Performance Goal" shall mean the achievement by the Company for a Vesting Period of (a) placement in the top 1/3 of the companies listed on Schedule A hereto with respect to the percentage increase in FFO growth per share over the Vesting Period, or (b) placement in the top 1/3 of the companies listed on Schedule A hereto with respect to Total Return for the Vesting Period.

               "Total Return" for a specified period shall mean (a) the amount of appreciation of Company common stock and dividends paid on Company common stock during such period divided by (b) the closing price on the day prior to the beginning of the current Vesting Period.

          (e) Notwithstanding Subsections 1(b), (c) and (d), in the case of a "Change in Control" (as hereinafter defined), then, immediately prior to the occurrence of such Change in Control, the Shares shall become fully vested and shall cease to be subject to forfeiture under Subsection 1(a) after such event. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

               (i) the individuals constituting the Board as of the date of the initial public offering of common stock of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board;

               (ii) an acquisition of any voting securities of the Company (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than Revenue Properties (U.S.) Inc., a Delaware corporation and its subsidiaries (other than the Company and the Company's subsidiaries) ("RPUS"), immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities;

               (iii) RPUS' ownership of Voting Securities exceeding 26% of the outstanding Voting Securities, determined on a fully-diluted basis; or

               (iv)  approval by the stockholders of the Company of:

                     (A) a merger, consolidation, share exchange or reorganization of the Company, unless the stock holders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization; provided, however, that a merger, consolidation, share exchange or reorganization of the Company shall not constitute a "Change in Control" if such merger, consolidation, share exchange or reorganization of the Company is approved by the Board and is recommended by Employee to the Board for its approval; or

                     (B)  a complete liquidation or dissolution of the Company;
               or

               (v) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

2.   Transferability of the Shares; Escrow.

          (a) With the exception of Shares which have been forfeited and required to be transferred to the Company pursuant to this Agreement, no unvested Shares nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Employee hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer the unvested Shares that have been forfeited to the Company pursuant to this Agreement.

          (b) To insure the availability for delivery of Employee's unvested Shares upon forfeiture to the Company, Employee hereby appoints the secretary of the Company, or any other person designated by the Company as escrow agent, as his attorney-in-fact to assign and transfer unto the Company, such unvested Shares, if any, forfeited to the Company pursuant to
     Section 1 and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the Share certificates representing the unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as
     Exhibit 1. The unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Employee attached as Exhibit 2 hereto, until such unvested Shares are vested, or until such time as this

     Agreement no longer is in effect. As a further condition to the Company's obligations under this Agreement, the spouse of the Employee, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as
     Exhibit 3. Upon vesting of the unvested Shares, the escrow agent shall promptly deliver to the Employee the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Employee, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

          (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

          (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

     3. Termination. This Agreement shall terminate upon the later of (i) an event of forfeiture, as described in Subsection 1(a) herein, or (ii) the fifth anniversary of the Effective Date.

     4. Gross-Up. Upon each Vesting Date for which Employee recognizes ordinary income in connection with the vesting of one or more installments of his Shares, the Company shall pay Employee, by no later than the initial deadline for the filing of tax returns in which such income is reported by Employee, a cash amount equal to the amount of ordinary federal and state income tax (net of the federal benefit) recognized by Employee in connection with such vesting.

     5. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Employee, except as specifically provided herein. Employee shall have the rights and privileges of a stockholder of the Company in respect of the Shares (including any dividends paid on shares of Company common stock), until termination of this Agreement. The grant to Employee of the Shares shall be subject to the restrictions on ownership and transfer set forth in the Company's Amended and Restated Articles of Incorporation.

     6. Legends. The Share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws and the Company's charter):

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.


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

     7. Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

     8. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Employee shown on the records of the Company, and to the Company at its principal executive office.

     9. Survival of Terms. This Agreement shall apply to and bind Employee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

     10. No Section 83(b) Elections. Because such election could have an impact on the Company's ability to continue as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), Employee agrees that Employee will not file an election under Section 83(b) of the Code with respect to the Shares. If Employee does file a Section 83(b) election then such election shall cause the immediate forfeiture of all of the Shares, without proration (notwithstanding anything in Section 1 to the contrary).

     11. Representations. Employee has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the grant to him of the Shares and the transactions contemplated by this Agreement. Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Employee understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of the grant of the Shares or the transactions contemplated by this Agreement.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with California law.

     13. Resolution of Disputes. It is understood and agreed between the Employee and the Company that, any and all claims, grievances, demands, controversies, causes of actions or disputes of any nature whatsoever (including but not limited to interpretation of this Agreement or any provision contained herein) (hereinafter "Disputes"), arising out of, in connection with, or in relation to the arbitrability of any Disputes under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by the San Diego, California office of Judicial Administration & Mediation Services, Inc. ("JAMS") involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary by final and binding arbitration before the same, or if requested by either the Employee or the Company, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119. In the event the Dispute is resolved through mediation, the parties shall bear their respective costs incurred in connection with the mediation procedures, except that the parties shall equally share the fees and expenses of the mediator and the costs of the facility for the hearing. In the event the Dispute is resolved through arbitration, the costs incurred in connection with the arbitration procedures, including


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

the costs incurred by the prevailing party (including reasonable attorneys' fees) will be borne by the non-prevailing party. The arbitrator will determine which party is the non-prevailing party for purposes of this Section 13.

     Employee represents that he has read this Agreement and is familiar with its terms and provisions.

     IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                                             "COMPANY"

                                             PAN PACIFIC RETAIL PROPERTIES, INC.


                                             By:
                                                 -------------------------------
                                             Title:
                                                   -----------------------------


                                             "EMPLOYEE"


                                             -----------------------------------
                                             STUART A. TANZ


                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------


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

                                   SCHEDULE A


1.         Prime Retail, Inc.

2.         Kimco Realty Corporation

3.         Developers Diversified Realty

4.         Pan Pacific Retail Properties, Inc.

5.         Regency Realty Corporation

6.         Equity One, Inc.

7.         Weingarten Realty Investors

8.         Chelsea GCA Realty, Inc.

9.         Acadis Realty Trust

10.        Mid-Atlantic Realty Trist

11.        Ramco-Gershenson Properties Trust

12.        JDN Realty Corporation

13.        Saul Centers, Inc.

14.        Realty Income Corporation

15.        Kramont Realty Trust

16.        Federal Realty Investment Trust

17.        New Plan Excel Realty Trust

18.        Agree Realty Corporation

19.        Tanger Factory Outlet Centers, Inc.

20.        IRT Property Company

21.        Urstedt Biddle Properties, Inc.

22.        Center Trust, Inc.

23.        United Investors Realty Trust

24.        Aegis Realty Incorporated

25.        Burnham Pacific Properties, Inc.

                                   EXHIBIT 1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED I, Stuart A. Tanz, hereby sell, assign and transfer unto ______________________________________________ (______________) Shares of the
Common Stock of Pan Pacific Retail Properties, Inc. standing in my name on the books of said corporation represented by Certificate No. _______________ herewith and do hereby irrevocably constitute and appoint ______________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between Pan Pacific Retail Properties, Inc. and the undersigned dated ___________, 2001.


Dated:                , 2001                      Signature:
       ---------------                                       -------------------
                                                             STUART A. TANZ


INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to transfer the Shares upon forfeiture as set forth in the Agreement, without requiring additional signatures on the part of the Employee.

                                   EXHIBIT 2

                            JOINT ESCROW INSTRUCTIONS



                                 _________, 2001

Corporate Secretary
Pan Pacific Retail Properties, Inc.
1631-B South Melrose Drive
Vista, California  92083

Dear Corporate Secretary:

     As Escrow Agent for both Pan Pacific Retail Properties, Inc. (the "Company"), and the undersigned employee of the Company (the "Employee"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

     1. In the event the Company and the Employee jointly advise you that a forfeiture has occurred as set forth in the Agreement (a "Forfeiture"), the Company shall give to Employee and you a written notice specifying the number of Shares to be transferred to the Company. In the event the Company and Employee are in disagreement as to whether a Forfeiture has occurred, you shall retain in escrow the Shares subject to such disagreement, pending the results of the mediation or arbitration proceedings provided for in Section 13 of the Agreement. Upon resolution of such disagreement pursuant to Section 13 of the Agreement, the Company shall provide you with a copy of any written decision or order by the mediator or arbitrator. Employee and the Company hereby irrevocably authorize and direct you to effect the transfer contemplated by such notice, written decision or order.

     2. Upon receipt of such notice, written decision or order you are directed
(a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver the same, together with the certificate evidencing the Shares of stock to be transferred to the Company.

     3. Employee irrevocably authorizes the Company to deposit with you any certificates evidencing Shares of stock to be held by you hereunder and any additions and substitutions to said Shares as defined in the Agreement. Employee does hereby irrevocably constitute and appoint you as Employee's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transfer herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Employee shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

     4. Upon written request of the Employee, on any vesting date as of which the Company has attained the performance goals set forth in the Agreement, you will deliver to Employee a certificate or certificates representing so many Shares of stock as are not then subject to forfeiture. Within 120 days after cessation of Employee's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Employee a certificate or certificates representing the aggregate number of Shares held or issued pursuant to the Agreement and not forfeited to the Company.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Employee, you shall deliver all of the same to Employee and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Employee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, accepting only orders or process of courts of law or of any mediator or arbitrator provided for in Section 13 of the Agreement, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or such mediator or arbitrator. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the lapse or curtailment of any rights relating to these Joint Escrow Instructions, the Shares of stock held by you hereunder or any documents deposited with you as a result of any applicable statute of limitations or similar provision of state or federal law.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.


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

     12. Your responsibilities as Escrow Agent hereunder shall terminate upon the earlier of (i) an event of forfeiture or (ii) the fifth anniversary of the Effective Date of the Agreement or such later date as extended by mediation or arbitration as provided for in Section 13 of the Agreement, or the date upon which you shall cease to be an officer or agent of the Company or upon which you shall resign by written notice to each party. In the event of the latter, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a mediator or arbitrator as provided for in Section 13 of the Agreement, or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

     COMPANY:      Pan Pacific Retail Properties, Inc.
                   1631-B South Melrose
                   Vista, California 92083
                   Attn:  President

     EMPLOYEE:     Stuart A. Tanz

                   ----------------------------------

                   ----------------------------------

                   ----------------------------------

     ESCROW AGENT: Corporate Secretary
                   Pan Pacific Retail Properties, Inc.
                   1631-B South Melrose
                   Vista, California 92083

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.


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

     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                                             PAN PACIFIC RETAIL PROPERTIES, INC.

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------



                                             EMPLOYEE:


                                             -----------------------------------
                                             STUART A. TANZ



                                             ESCROW AGENT:


                                             -----------------------------------
                                             Corporate Secretary


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

                                   EXHIBIT 3

                                CONSENT OF SPOUSE

     I, ____________________, spouse of Stuart A. Tanz, have read and approve the foregoing Restricted Stock Agreement. In consideration of granting of the Shares to my spouse, set forth in the Restricted Stock Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Agreement and agree to be bound by the provisions of the Restricted Stock Agreement insofar as I may have any rights in said Restricted Stock Agreement or any Shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Restricted Stock Agreement.

Dated:                , 2001
       ---------------                         ---------------------------------